--------------------------------------------------------------------------------
     As Filed With the Securities and Exchange Commission on March 29, 2000

                                                          Registration No.: 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  CAPRIUS, INC.
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             (Exact name of registrant as specified in its charter)

                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)

                                   22-2457487
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                      (I.R.S. Employer Identification No.)

                  ONE PARKER PLAZA, FORT LEE, NEW JERSEY 07024
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                    (Address of principal executive offices)

                       CONSULTING AND SEVERANCE AGREEMENTS
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                            (Full title of the plans)

 JONATHAN JOELS, TREASURER; CAPRIUS, INC., ONE PARKER PLAZA, FORT LEE, NJ 07024
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                     (Name and address of agent for service)

                                 (201) 592-8838
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           Telephone number, including area code, of agent for service

                                    Copy to:
                               Bruce A. Rich, Esq.
                            THELEN REID & PRIEST LLP
                               40 West 57th Street
                            New York, New York 10019


                        CALCULATION OF REGISTRATION FEE

======================== ================= ==================== ==================== ===================
                                             PROPOSED MAXIMUM     PROPOSED MAXIMUM
 TITLE OF SECURITIES TO     AMOUNT TO BE    OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
     BE REGISTERED         REGISTERED (1)        SHARE(2)               PRICE         REGISTRATION FEE
------------------------ ----------------- -------------------- -------------------- -------------------
Common Stock,
Par Value $.01             225,000 shares     $.81                $182,250.00         $48.11
------------------------ ----------------- -------------------- -------------------- -------------------

(1) The number of shares stated is the aggregate number of shares of Common Stock issued pursuant to the terms of the Consulting and Severance Agreements filed as exhibits hereto.

(2)      Based upon Rule 457(c) under the Securities Act of 1933.

                                  CAPRIUS, INC.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

     The shares of Common Stock included herein were issued to two executive officers pursuant to Consulting and Severance Agreements.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN INFORMATION.

     Not Applicable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          1. The following documents, which have been filed by the Company with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference into this Registration Statement:

          (a) The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1999 (Commission File No. 0-11914);

          (b) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1999 (Commission File No. 0-11914);

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein modifies or replaces such statement. Any such statement shall not be deemed to constitute a part of this Registration Statement except as so modified or replaced.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the Common Stock offered hereby will be passed upon for the Company by Thelen Reid & Priest LLP, the Company's Counsel.

ITEM 6.  INDEMNIFICATION OF DIRECTORS

     The By-Laws of the Company provide in part that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL").

     Section 145 of the DGCL permits a corporation, among other things, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     A corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     In addition, the indemnification and advancement of expenses provided by or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

          Exhibit No.    Description
          ----------     -----------

          4.3.1*         Consulting and Severance Agreement for Jack Nelson.

          4.3.2*         Consulting and Severance Agreement for Enrique Levy

          5*             Opinion of Thelen Reid & Priest LLP.

          23.1*          Consent of BDO Seidman LLP.

          23.2*          Consent of Thelen Reid & Priest LLP (included in
                         Exhibit 5).

*         Filed herewith.


ITEM 9.  UNDERTAKINGS.

     The Company hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (b) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (c) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

     (d) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (b) and (c) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement;

     (e) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (f) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering;

     (g) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE COMPANY.

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Lee, New Jersey, on the __th day of March, 2000.

                                        CAPRIUS INC.


                                        By:  /s/ George Aaron
                                           ------------------------------------
                                             George Aaron, President


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                        TITLE                         DATE
    ---------                        -----                         ----

/s/ George Aaron               President, Chief Operating     March 29, 2000
-----------------------------      Officer and Director
     George Aaron

/s./ Jonathan Joels            Chief Financial Officer and    March 29, 2000
-----------------------------           Director
     Jonathan Joels

/s/ Enrique Levy                        Director              March 29, 2000
-----------------------------
       Enrique Levy

/s/ Jack Nelson                         Director              March 29, 2000
-----------------------------
      Jack Nelson

/s/ Robert Spira                        Director              March 29, 2000
-----------------------------
      Robert Spira

/s/ Sol Triebeasser                     Director              March 29, 2000
-----------------------------
    Sol Triebwasser

                                INDEX TO EXHIBITS
                                  CAPRIUS INC.
                                  ------------

-------------- ----------------------------------------------------------------
                                                               Sequentially
 Exhibit No.                  Description                     Numbered Page
 -----------                  -----------                     -------------
-------------- ----------------------------------------- -----------------------
   4.3.1*      Consulting and Severance Agreement for
               Jack Nelson
-------------- ----------------------------------------- -----------------------
   4.3.2*      Consulting and Severance Agreement for
               Enrique Levy
-------------- ----------------------------------------- -----------------------
     5*        Opinion of Thelen Reid & Priest LLP
-------------- ----------------------------------------- -----------------------
   23.1*       Consent of BDO Seidman LLP.
-------------- ----------------------------------------- -----------------------
   23.2*       Consent of Thelen Reid & Priest LLP
               (included in Exhibit 5).
-------------- ----------------------------------------- -----------------------